Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-1 of our report dated October 29, 2018, relating to the balance sheet of Fintech Acquisition Corp. III as of December 31, 2017, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from March 20, 2017 (inception) through December 31, 2017, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
October 29, 2018